================================================================================
     As filed with the Securities and Exchange Commission on June 9, 1997



                                                       Registration No. 33-66622

             -----------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           HOST MARRIOTT CORPORATION
             (Exact Name of registrant as specified in its charter)


          Delaware                                     53-0085950
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                    (Address of principal executive offices)
                               -----------------

       Host Marriott Corporation 1997 Comprehensive Stock Incentive Plan
            (formerly, the 1993 Comprehensive Stock Incentive Plan)
                              (Full Title of Plan)
                                 ---------------

                           Anna Mary Coburn, Esquire
               Corporate Secretary and Associate General Counsel
                           Host Marriott Corporation
                              10400 Fernwood Road
                            Bethesda, Maryland 20817
                                 (301) 380-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

================================================================================

                             EXPLANATORY STATEMENT
                             ---------------------

     On March 17, 1997, the Board of Directors of Host Marriott Corporation (the "Corporation") approved, subject to shareholder ratification, the adoption of the Corporation's 1997 Comprehensive Stock Incentive Plan (the "1997 Plan").
The stockholders of the Corporation ratified the 1997 Plan on May 14, 1997, at the Corporation's annual meeting. The 1997 Plan is substantially similar to the Corporation's 1993 Comprehensive Stock Incentive Plan (the "1993 Plan").

     A principal purpose of the Board in approving the 1997 Plan is to put the 1993 Plan into compliance with Section 162(m) of the Internal Revenue Code (the "Code"). Since the time that the Company's shareholders approved the 1993 Plan, provisions have been added to the Code that limit the tax deduction available to the Corporation for compensation expense with respect to certain executive officers of the Corporation. Under the 1997 Plan, stock awards may qualify, if so determined by the Compensation Policy Committee of the Board, as exempt compensation under Section 162(m), which would permit the maximum tax benefit to the Corporation. For additional information regarding the 1997 Plan and differences between the 1997 Plan and the 1993 Plan, see the Corporation's Proxy Statement filed with the Commission on April 3, 1997.

     Shares previously registered by the Corporation for use in connection with the 1993 Plan on Registration Statement No. 33-66622 on Form S-8 (the "Registration Statement") and not already issued or reserved for issuance upon exercise of stock option awards outstanding under the 1993 Plan will be used for awards granted under the 1997 Plan. Any outstanding awards granted under the 1993 Plan will continue to be governed by the 1993 Plan. To the extent that awards under the 1993 Plan may lapse, expire, terminate or be canceled, the underlying shares of the Corporation's Common Stock will be made available for awards under the 1997 Plan. The Corporation files this Post-Effective Amendment No. 1 to the Registration Statement to include the 1997 Plan which represents a material change to the information contained therein.


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     (a) The Registrant's Current Report on Form 10-Q filed with the Commission on May 5, 1997;

     (b) The Registrant's annual report on Form 10-K for the fiscal year ended January 3, 1997, filed with the Commission on March 26, 1997;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on March 18, 1997;

     (d) The Registrant's Current Report on Form 8-K filed with the Commission on

March 7, 1997;


     (e) The Registrant's Current Report on Form 8-K filed with the Commission on February 3, 1997;

     (f) The Registrant's Current Report on Form 8-K filed with the Commission on January 16, 1997;

     (g) The Registrant's Current Report on Form 8-K filed with the Commission on January 14, 1997; and

     (h) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

Item 8.   Exhibits
          --------

Exhibit No.  Description
-----------  -----------

     (4) Copy of the Host Marriott Corporation 1997 Comprehensive Stock Incentive Plan (incorporated by reference to Appendix A to the Corporation's Proxy Statement filed with the Commission on April 3,
         1997).

    (23) Consent of Arthur Anderson LLP

    (24) Powers of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-66622 to be signed on behalf of the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland on the 9th day of June, 1997.

                                 HOST MARRIOTT CORPORATION

Date: June 9, 1997                     By: /s/ Christopher G. Townsend
                                           ---------------------------
                                           Christopher G. Townsend
                                           Senior Vice President and
                                           General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-66622 has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                           Title                      Date
         ----------                           -----                      ----

   /s/ Terence C. Golden              President, Chief Executive     June 9, 1997
---------------------------------     Officer (Principal Exective
      Terence C. Golden*              Officer) and Director


   /s/ Robert E. Parsons, Jr.        Executive Vice President and    June 9, 1997
---------------------------------    Chief Financial Officer
      Robert E. Parsons, Jr.*        (Principal Financial Officer)


   /s/ Donald D. Olinger             Senior Vice President and       June 9, 1997
---------------------------------    Corporate Controller (Principal
       Donald D. Olinger*            Accounting Officer)


   /s/ Richard E. Marriott           Chairman of the Board           June 9, 1997
---------------------------------    of Directors
      Richard E. Marriott*

   /s/ R. Theodore Ammon             Director                        June 9, 1997
---------------------------------
      R. Theodore Ammon*

   /s/ Robert M. Baylis              Director                        June 9, 1997
---------------------------------
       Robert M. Baylis*

 /s/ Anne Dore McLaughlin            Director                        June 9, 1997
---------------------------------
     Anne Dore McLaughlin*


/s/ J.W. Marriott, Jr.               Director                        June 9, 1997
---------------------------------
    J.W. Marriott, Jr.*

/s/ Harry L. Vincent, Jr.            Director                        June 9, 1997
---------------------------------
    Harry L. Vincent*


*By:   /s/ Christopher G. Townsend           June 9, 1997
    ---------------------------------
        Christopher G. Townsend
         Attorney-in-Fact**



** By authority of powers of attorney filed with this Post-Effective Amendment No.1 to Registration Statement No. 33-66622.

                                 EXHIBIT INDEX

Exhibit No.                  Description                              Page
-----------                  -----------                              ----
    4           Copy of the Host Marriott Corporation 1997
                Comprehensive Stock Incentive Plan (incorporated
                by reference to Appendix A to the Corporation's
                Proxy Statement filed with the Commission on
                April 3, 1997).

   23           Consent of Arthur Anderson LLP

   24           Powers of Attorney.